EXHIBIT 10.1

Agreement between the Company and Zen Holding Group Limited dated May 24, 2010

AGREEMENT

This AGREEMENT (this “Agreement”) is made as of May 24, 2010 (the “Effective Date”), by and between MediaNet Group Technologies, Inc., a Nevada corporation (the “Company”), and ZEN Holding Group Limited, a British Virgin Islands company (“Zen”).

RECITALS

WHEREAS, pursuant to that certain Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 25, 2009, by and among the Company, CG Holdings Limited (“CG”) and MediaNet Merger Sub, Inc. (“Merger Sub”), Merger Sub merged with and into CG (the “Merger”), with CG surviving the Merger as a wholly-owned subsidiary of the Company;

WHEREAS, in connection with the Merger, Zen, as the sole shareholder of CG, was issued a total of 5 million shares (the “Zen Preferred Shares”) of the Company’s Series A Convertible Preferred Stock (the “Preferred Stock”);

WHEREAS, each share of Preferred Stock is convertible into approximately 55.51 shares of the Company’s common stock (the “Common Stock”) and, accordingly, as of Effective Date, Zen owns of record approximately 90% of the outstanding Common Stock on an as-converted basis;

WHEREAS, the Company and Mr. Michael Hansen had previously expected that Mr. Hansen and the other investors in DubLi.com, LLC (such other investors are defined as the “DubLi.com Investors”) would receive from Zen certain shares of “restricted” Common Stock;

WHEREAS, with the acceleration of the merger closing and merger restructuring, the DubLi.com Investors were expected to receive from Zen 62,679,116 shares of restricted Common Stock upon the Preferred Stock Conversion;

WHEREAS, since Zen has not transferred and does not intend to transfer Common Stock to the DubLi.com Investors as previously anticipated, Zen has agreed to return to the Company 1,129,057 shares of Preferred Stock (the “DubLi.com, LLC Shares”) which are convertible into 62,679,116 shares of Common Stock;

WHEREAS, Zen has also agreed to return to the Company for future use in the Company’s employee benefit plans 12,876 shares of the Preferred Shares (the “Employee Shares” and, together with the DubLi.com LLC Shares, the “Adjustment Shares”), representing 714,817 shares of Common Stock on as as-converted basis, which the parties had anticipated that Zen would distribute to various employees (the “Lenox Employees”) of Lenox Resources, LLC, a wholly-owned subsidiary of the Company, and its subsidiaries;

NOW, THEREFORE, in consideration of the foregoing and the mutual promises contained in this Agreement, and intending to be legally bound hereby, the parties agree as follows:

AGREEMENT

1.           Return and Cancellation of Shares.  Effective as 5:00 PM EST on the Effective Date and without any further action on the part of the parties hereto, Zen hereby assigns and transfers to the Company, and the Company hereby purchases, all of Zen’s rights, title, interests and claims in and to the Adjustment Shares.  As of the Effective Date, the Adjustment Shares shall be automatically canceled by the Company and the Company shall record the cancellation of the Adjustment Shares on the books and records of the Company as of such date.

2.           Representations, Warranties and Covenants of Zen

(a)           Zen hereby represents and warrants to and covenants with the Company as of the Effective Date as follows:

(1)           Right to Transfer. Zen has the absolute and unrestricted right, power and authority to transfer and assign the Adjustment Shares to the Company pursuant to this Agreement.  Other than filings required pursuant to Section 13(d) and Section 16(b) of the Securities Exchange Act of 1934, as amended, no consent, approval or authorization of or notice to any third party that has not been obtained or given is necessary in connection with the transfer, assignment or delivery of the Adjustment Shares.  Zen is the sole record holder of the Adjustment Shares and has good and marketable title to the Adjustment Shares, free and clear of any and all covenants, conditions, restrictions, liens, security interests and claims.

(2)           Validity of Agreement.  This Agreement constitutes a legally valid and binding obligation of Zen and is enforceable against Zen in accordance with its terms, except to the extent that enforcement thereof may be limited by or subject to applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in equity or at law).

(3)           No Assumed Liabilities.  By acquiring the Adjustment Shares, the Company is not assuming any direct or indirect liability, indebtedness, claim, loss, damage, deficiency, obligation, penalty, responsibility, cost or expense, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, known or unknown, contingent or otherwise of Zen or any of its direct or indirect shareholders, including MBD Investment Ltd., Michael Hansen or Michel Saouma (the “Zen Affiliates’).

(b)           Investment Representations.  Zen hereby represents and warrants to the Company as of the date of the closing of the Merger and as of the Effective Date as follows:

(1)           Zen must bear the economic risk of the acquisition of the Zen Preferred Shares for the foreseeable future because the offer and sale of the Zen Preferred Shares are not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws.  Zen understands that the offering and sale of the Zen Preferred Shares is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) and/or the provisions of Regulation D promulgated there under, based, in part, upon the representations, warranties and agreements of Zen contained in this Agreement.

(2)           Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved any of the Zen Preferred Shares or passed upon or endorsed the merits of the offering of the Zen Preferred Shares by the Company.

(3)           Zen is acquiring the Zen Preferred Shares solely for Zen’s own account for investment and not with a view to resale or distribution thereof, in whole or in part.  Zen has no contract, undertaking, agreement or arrangement, formal or informal, oral or written, with any person to sell or transfer all or any part of the Zen Preferred Shares, and Zen has no plans to enter into any such contract, undertaking, agreement or arrangement.

(4)           Zen is aware that the Zen Preferred Shares and the shares of common stock into which the Zen Preferred Shares are convertible (the “Conversion Shares”) are “restricted securities,” and Zen must bear the substantial economic risks of the investment in the Zen Preferred Shares and the Conversion Shares indefinitely because none of the Zen Preferred Shares nor the Conversion Shares may be sold, hypothecated or otherwise disposed of unless such transfer is subsequently registered under the Securities Act and applicable state securities laws or unless counsel (satisfactory to the Company) renders an opinion (satisfactory to the Company) that registration under the Securities Act and any applicable state securities laws is not required.  The Company has not agreed to make available an exemption from the registration requirements of the Securities Act for resale of any of the Zen Preferred Shares or the Conversion Shares and, except as provided in Section 5 below, is under no obligation to register any of the Zen Preferred Shares or the Conversion Shares under the Securities Act or any state securities laws.

(5)           Restrictive legends will be placed on the certificates representing the Conversion Shares to the effect that they have not been registered under the Securities Act or applicable state securities laws and neither the Zen Preferred Shares nor the Conversion Shares may be transferred of record except in accordance therewith.  Zen understands that the Conversion Shares shall bear a restrictive legend in, or substantially in, the form set forth below:

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, CONVEYED, PLEDGED, GIFTED, ASSIGNED, ENCUMBERED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AVAILABLE EXEMPTIONS FROM REGISTRATION FROM THE SECURITIES ACT AND THE RULES PROMULGATED THEREUNDER AND UNDER APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT THE HOLDER DELIVERS TO THE COMPANY AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY CONFIRMING THE AVAILABILITY OF SUCH EXEMPTION. HOLDERS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

(6)           Zen meets the requirements of at least one of the suitability standards for an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act because it is an entity, not formed for the specific purpose of acquiring the Zen Preferred Shares, with total assets in excess of $5,000,000.  Zen agrees to furnish any additional information requested by the Company to assure compliance with applicable federal and state securities laws in connection with the purchase and sale of the Zen Preferred Shares.

(7)           Zen has adequate means of providing for its current financial needs and possible personal contingencies and has no need for liquidity in its investment in the Zen Preferred Shares.

(8)           Zen is able to bear the economic risks inherent in its investment in the Zen Preferred Shares.  Zen further acknowledges that an important consideration bearing on its ability to bear the economic risk of its acquisition of the Zen Preferred Shares is whether it can afford a complete loss of its entire investment in the Zen Preferred Shares, and that Zen can afford a complete loss of its entire investment in the Zen Preferred Shares.

(9)           Zen has such knowledge and experience in business, financial and investment matters so that Zen is capable of evaluating the merits and risks of an investment in the Zen Preferred Shares and the Conversion Shares.

(10)           Zen has had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning the Company and the offering of the Zen Preferred Shares and all such questions have been answered to the full satisfaction of Zen.

(11)           Zen is not relying upon any information, representation or warranty by the Company or any of its agents in determining to consummate the transactions contemplated by this Agreement and is relying on Zen’s own examination of the Company and the terms of this Agreement, including the merits and risks involved, in making its investment decision.

(12)           Zen represents and warrants that the information contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010 related to Zen’s ownership of the Company’s Preferred Stock and Common Stock is true, complete and accurate.

(13)           An investment in the Company is highly speculative and involves a risk of loss of the entire investment and no assurance can be given of any income from such investment.  ZEN HEREBY ACKNOWLEDGES AND CONFIRMS THAT IT HAS CAREFULLY CONSIDERED THE RISKS AND UNCERTAINTIES INVOLVED IN INVESTING IN THE ZEN PREFERRED SHARES BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE THE SECURITIES.

(c)           Zen hereby agrees that all of the Conversion Shares shall be issued by the Company directly to Zen and Zen shall not cause or seek to cause the Company to issue the Conversion Shares to any person or designee other than Zen.

3.           Indemnification.  Zen shall indemnify, defend and hold harmless the Company and the Company’s directors, officers, employees, agents, affiliates and assigns (collectively, the “Company Indemnified Parties”) from, against and in respect of any claim, demand, judgment, loss, liability, action, proceeding, assessment, penalty, fee, fine, cost, damage or expense (including reasonable fees, disbursements and expenses of attorneys, accountants and other professional advisors) which any of the Company Indemnified Parties shall suffer, sustain or become subject to by virtue of or which arise out of or result from any breach of, or inaccuracy in, the representations and warranties of Zen set forth in this Agreement.

4.           Outstanding DubLi Interests.  The parties acknowledge that it is the current intent, but not the obligation, of the Company to commence a tender offer (the “Tender Offer”) to purchase from the DubLi.com Investors all of their right, title and interest in DubLi.com, LLC using shares of Common Stock as consideration following the Company’s registration with the SEC of the issuance in the Tender Offer of shares of the Common Stock to the holders of the Outstanding DubLi Interests (the “Tender Offer Registration”).  Zen shall and shall cause the Zen Affiliates to use their respective reasonable business efforts to, as may be requested by the Company from time to time, assist the Company complete the Tender Offer and the Tender Offer Registration, which assistance is expected to include, but not be limited to, the provision to the Company of the name and contact information of each such holder of Outstanding DubLi Interests.

5.           Registered Spin Off Transaction.  Upon the written request of Zen (the “Registration Request”) and provided that Zen provides the Company with such information regarding the distribution proposed by Zen as the Company may reasonably request in writing, the Company shall use its commercially reasonable efforts to, as soon as reasonably practicable following receipt of the Registration Request, prepare and file with the SEC a registration statement (the “Registration Statement”) in order to register with the SEC the distribution by Zen of the Conversion Shares to the shareholders of the Zen on a pro rata basis (the “Zen Share Spin Off”).  The Company shall use its reasonable efforts to cause such Registration Statement to be declared effective as soon as reasonably practicable following the filing of the Registration Statement. Notwithstanding the foregoing, the Company shall not be obligated to file any Registration Statement under this Section 5 at any time that the Company determines, on the advice of counsel, that the Zen Share Spin Off can be accomplished without registration pursuant to an exemption from the registration requirements of the Securities Act (a “Registration Exemption”).  Zen hereby agrees that, unless the Company consents otherwise in writing in its sole discretion, regardless of whether or not a Registration Exemption is available at such time, Zen shall not distribute any shares in connection with a Zen Share Spin Off until the Company has completed the Tender Offer and shall further use its reasonable best efforts to seek to complete a Zen Share Spin Off on or about the same date as the date of the closing of the Tender Offer.

6.           Registration of Issuance of Employee Shares.  As soon as reasonably practicable, the Company intends to use its commercially reasonable efforts to prepare and file with the SEC a registration statement on Form S-8 (the “Form S-8 Registration Statement”) in order to register with the SEC the issuance of the Employee Shares to the Lenox Employees.

7.           Miscellaneous.

(a)           Counterparts.   This Agreement may be executed in two or more counterparts by facsimile or otherwise, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(b)           Complete Agreement.   This Agreement constitutes the complete agreement of the parties with respect to the subject matter referred to herein and shall supersede all prior or contemporaneous negotiations, promises, covenants, agreements and representations of every kind or nature whatsoever with respect thereto (all of which have become merged and finally integrated into this Agreement), except as provided herein. Any modifications and amendments to this Agreement must be in writing and executed by all of the parties.

(c)           Severability of Provisions.   It is the desire and intent of the Parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, which shall continue in full force and effect.

(d)           Further Assurances.   The Parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

(e)           Headings. The titles, subtitles and headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(f)           Governing Law.  This Agreement shall be governed by the internal laws of the State of Florida as to all matters, including but not limited to matters of validity, construction, effect and performance, without regard to conflicts of laws principles.

(g)           Notices.  Unless notice to the contrary is given to the Company, or Zen, as the case may be, all notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when telecopied or by overnight receipted courier service to the addresses set forth on the signature page hereto.

(h)           Consent to Jurisdiction: Service of Process; Prevailing Party.  The Company and Zen hereby irrevocably submit to the jurisdiction of the state or federal courts located in Palm Beach County, Florida in connection with any suit, action or other proceeding arising out of or relating to this Agreement and the transactions contemplated hereby, and hereby agree not to assert, by way of motion, as a defense, or otherwise in any such suit, action or proceeding that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced by such courts.  Each party shall be responsible for its own costs and expenses of any such suit, action or proceeding; provided, however, that the non-prevailing party shall reimburse the prevailing party’s actual reasonable costs and expenses (including, without limitation, attorneys’ fees) incurred in connection with such suit, action or  proceeding or any effort to enforce this Agreement.

(i)           Waiver of Jury Trial.  ZEN AND THE COMPANY HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR RELATED TO, THE SUBJECT MATTER OF THIS NOTE. THIS WAIVER IS KNOWINGLY, INTENTIONALLY AND VOLUNTARILY MADE BY ZEN AND THE COMPANY.

(j)           No Third Party Beneficiaries.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person or entity any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

IN WITNESS WHEREOF, the parties hereto have made and entered into this Agreement as of the Effective Date.

THE “COMPANY”

MEDIANET GROUP TECHNOLOGIES, INC.

By:
Name: Andreas Kusche
Title: General Counsel
Address: 5200 Town Center Circle, Suite 601 Boca Raton, FL 33486

ZEN

ZEN HOLDING GROUP LIMITED

By:
Name:
Title:
Address: